QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

New Skies Satellites Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-32495 (Commission File Number)	98-0439657 (IRS Employer Identification No.)
Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (441) 295-1443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement and Plan of Amalgamation

        On December 14, 2005, New Skies Satellites Holdings Ltd. (the "Company"), SES Global S.A. ("SES Global") and SES Holdings (Bermuda) Limited ("Amalgamation Sub") entered into a Transaction Agreement and Plan of Amalgamation (the "Transaction Agreement").

        Subject to the terms and conditions of the Transaction Agreement, which has been approved by the Boards of Directors of all parties, Amalgamation Sub and the Company will amalgamate under Bermudan law (the "Amalgamation"). Upon effectiveness of the Amalgamation, each outstanding common share of the Company, subject to certain exceptions, will be converted into the right to receive $22.52 in cash in accordance with the terms of the Transaction Agreement. Each stock option of the Company will be cashed-out for an amount equal to the excess of $22.52 over its exercise price.

        The Company has made certain representations and warranties in the Transaction Agreement to SES Global and Amalgamation Sub, and the Company has agreed to certain covenants, including, among others, subject to certain limited exceptions to permit the Company's Board of Directors to comply with its fiduciary duties, an obligation not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Acquisition Proposal (as defined in the Transaction Agreement). In addition, the Transaction Agreement also provides that the Company may not declare or pay any dividends other than its regular quarterly cash dividend of $0.463125 per share for the fourth quarter of fiscal year 2005.

        SES Global and the Company have each agreed to use reasonable best efforts to obtain the requisite antitrust, FCC and other regulatory approvals.

        Consummation of the Amalgamation is subject to various closing conditions, including but not limited to the satisfaction or waiver of conditions regarding the receipt of requisite regulatory approvals and the adoption of the Transaction Agreement by the Company's stockholders.

        The Transaction Agreement contains certain termination rights and provides that, upon termination of the Transaction Agreement under specified circumstances generally including a competitive takeover bid by a third party, the Company may be required to pay SES Global a termination fee of approximately $26 million. The Company must also reimburse up to $2.5 million of SES Global's expenses if the Transaction Agreement is terminated under circumstances in which such termination fee is or may be payable.

        The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

        The Transaction Agreement contains representations and warranties of the Company, Amalgamation Sub and SES Global that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Amalgamation Sub and SES Global and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Transaction Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on these representations and warranties as statements of factual information in the Transaction Agreement.

Amalgamation Agreement

        In connection with the execution of the Transaction Agreement, the Company and Amalgamation Sub entered into an Amalgamation Agreement, dated as of December 14, 2005 (the "Amalgamation Agreement"), pursuant to which Amalgamation Sub and the Company will amalgamate under

Bermudan law. Upon effectiveness of the Amalgamation, each outstanding common share of the Company, subject to certain exceptions, will be converted into the right to receive $22.52 in cash in accordance with the terms of the Amalgamation Agreement. The Amalgamation Agreement will terminate automatically upon termination of the Transaction Agreement in accordance with its terms.

        The foregoing description of the Amalgamation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amalgamation Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Voting Agreement

        In connection with the execution of the Transaction Agreement, certain stockholders of the Company affiliated with The Blackstone Group (collectively, the "Blackstone Stockholders") entered into a Voting Agreement, dated as of December 14, 2005 (the "Voting Agreement"), with SES Global and Amalgamation Sub, pursuant to which, among other things, the Blackstone Stockholders agreed to vote in favor of the adoption of the Transaction Agreement. Certain directors of the Company are affiliates of the Blackstone Stockholders. None of these directors are parties to the Voting Agreement.

        The Blackstone Stockholders own approximately 55% of the outstanding common shares of the Company. The Voting Agreement will terminate upon the earliest to occur of (i) the effective time of the Amalgamation, (ii) the termination of the Transaction Agreement and (iii) written notice of termination of the Voting Agreement by SES Global to the Blackstone Stockholders.

        The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. For similar reasons discussed above with respect to the representations and warranties contained in the Transaction Agreement, no person should rely on the representations and warranties of the Voting Agreement as statements of factual information.

Amendments to Employment Agreements

        As a condition to entering into the Transaction Agreement, SES Global required that the Company enter into amendments of the employment agreements of the following executive officers: Daniel S. Goldberg, Andrew M. Browne, Scott J. Sprague, Michael C. Schwartz, Stephen J. Stott and Thai E. Rubin (the "Executives"). Pursuant to these amendments, each Executive committed that he intends to continue his employment with the Company for at least one year following the Amalgamation and agreed to waive or defer specified rights under existing employment agreements with New Skies Satellites B.V. ("BV"), each effective as of October 10, 2005. These waivers are conditioned upon the consummation of the Amalgamation.

        Under the amended employment agreements, each of Messrs. Sprague, Schwartz, Stott and Rubin agreed that changes in his level of responsibility, authority, reporting duties and title solely as a result of the Amalgamation will not alone give him the right to terminate his employment for "Good Reason" (as currently defined in his employment agreement) and thereby receive specified severance and termination benefits that are due upon a termination of employment for Good Reason. Each of Messrs. Goldberg and Browne agreed that he will not have any right to terminate his employment for Good Reason and thereby receive specified severance and termination benefits solely on account of any changes in his level of responsibility, authority, reporting duties and title as a result of the Amalgamation until one year following the consummation of the Amalgamation. Messrs. Goldberg and Browne, however, will be eligible to resign for any reason after this one-year period and receive severance and termination benefits under their respective employment agreements.

        Each Executive also agreed to modify his agreement not to compete with the Company so that, if the Executive's employment with the Company ceases for any reason, he agrees not to engage in any aspect of the satellite business for one year following the consummation of the Amalgamation or, if later, twelve months following the termination of employment by the Company without cause or by the Executive for Good Reason.

        In addition, under their amended agreements, each Executive (other than Mr. Goldberg) agreed to waive any right to Section 280G tax gross-up protection with respect to any excise and related income tax liability relating to payments and/or benefits that might be paid to him as a result of the Amalgamation. Mr. Goldberg agreed to limit his right to this Section 280G tax-gross-up protection to approximately $3.8 million in respect of the Amalgamation.

Additional Information about this Transaction

        This communication is being made in respect of the proposed transaction involving New Skies Satellites Holdings Ltd., SES Global S.A. and SES Holdings (Bermuda) Limited. In connection with the proposed transaction, New Skies will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). STOCKHOLDERS OF NEW SKIES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.newskies.com or by mail at New Skies Satellites Holdings Ltd. Investor Relations, Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda, or by Telephone: +1 202 478 7145. In addition, documents filed with the SEC by New Skies are available free of charge at the SEC's web site at www.sec.gov.

        New Skies and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of New Skies in connection with the proposed transaction. Information regarding New Skies' directors and executive officers is contained in New Skies' Registration Statement on Form S-1 (File No. 333-122322). This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at New Skies Satellites Holdings Ltd. as described above. Other information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of New Skies described above.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

2.1	Transaction Agreement and Plan of Amalgamation, dated as of December 14, 2005, by and among SES Global S.A., SES Holdings (Bermuda) Limited and New Skies Satellites Holdings Ltd.
2.2	Amalgamation Agreement, dated as of December 14, 2005, by and between SES Holdings (Bermuda) Limited and New Skies Satellites Holdings Ltd.
99.1
Voting Agreement, dated as of December 14 2005, by and among Blackstone Capital Partners (Cayman) IV L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone NSS Communications Partners (Cayman) L.P. and Blackstone Family Communications Partnership (Cayman) L.P., SES Global S.A. and SES Holdings (Bermuda) Limited.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SKIES SATELLITES HOLDINGS LTD.
Date: December 15, 2005
	By:	/s/ THAI E. RUBIN

Name: Thai E. Rubin
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Transaction Agreement and Plan of Amalgamation, dated as of December 14, 2005, by and among SES Global S.A., SES Holdings (Bermuda) Limited and New Skies Satellites Holdings Ltd.
2.2	Amalgamation Agreement, dated as of December 14, 2005, by and between SES Holdings (Bermuda) Limited and New Skies Satellites Holdings Ltd.
99.1
Voting Agreement, dated as of December 14 2005, by and among Blackstone Capital Partners (Cayman) IV L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone NSS Communications Partners (Cayman) L.P. and Blackstone Family Communications Partnership (Cayman) L.P., SES Global S.A. and SES Holdings (Bermuda) Limited.

QuickLinks

SIGNATURE
EXHIBIT INDEX